                                                                     EXHIBIT 2.1
                                    AMENDED
                              PLAN OF CONVERSION
                                      FOR
                   SOUTH JERSEY SAVINGS AND LOAN ASSOCIATION


                                 as amended on
                               November 24, 1998

                                    AMENDED
                              PLAN OF CONVERSION
                                      FOR
                   SOUTH JERSEY SAVINGS AND LOAN ASSOCIATION



1.   INTRODUCTION

     This Plan of Conversion, as amended ("Plan") provides for the conversion (the "Conversion") of South Jersey Savings and Loan Association ("ASSOCIATION") from a state-chartered mutual savings and loan association to a state-chartered capital stock savings association. The Board of Directors of the ASSOCIATION currently contemplates that all of the stock of the ASSOCIATION will be held by a Delaware corporation (the "Holding Company"). The Board of Directors has carefully considered the alternatives available to the ASSOCIATION with respect to its corporate structure and has determined that a mutual to stock conversion as described in this Plan is in the best interests of the ASSOCIATION, its depositors and the community served by the ASSOCIATION. The Board of Directors believes that the decline in mutuality is placing mutual savings associations, such as the ASSOCIATION, at a disadvantage to the increasing base of stock thrift and commercial bank institutions. The restructuring of the ASSOCIATION into the capital stock form of organization will enable the ASSOCIATION to compete more effectively with commercial banks and other financial institutions for new business opportunities, and as a stock institution, to increase its equity capital base and access the capital markets when needed and to enhance the ASSOCIATION'S ability to expand its franchise and the products it offers. The use of the Holding Company, if so utilized, would also provide greater organizational and operating flexibility. Shares of capital stock of the ASSOCIATION will be sold
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to the Holding Company and the Holding Company will offer the Conversion Stock upon the terms and conditions set forth herein to the Eligible Account Holders, the Employee Plans established by the ASSOCIATION or Holding Company, Supplemental Eligible Account Holders and Other Members in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the ASSOCIATION and the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In the event that the ASSOCIATION decides not to utilize the Holding Company in the Conversion, Conversion Stock of the ASSOCIATION, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In addition to the foregoing, the ASSOCIATION and the Holding Company, as part of this Plan, intend to implement stock option plans and other stock benefit plans and will provide employment or severance agreements to certain management employees and certain other compensation to the directors, officers and employees of the ASSOCIATION as described in the prospectus for the Conversion Stock.

     In furtherance of the ASSOCIATION's long term commitment to its community, this Plan provides for the establishment of a foundation (the "Foundation") as part of the Conversion. The Foundation is intended to complement the ASSOCIATION's existing community reinvestment activities in a manner that will allow the communities in which the ASSOCIATION operates to share in the potential growth and profitability of the Holding Company and the ASSOCIATION over the long term. Consistent with the ASSOCIATION's goals, the Holding Company intends to donate to the Foundation from its authorized but unissued common stock up to 8% of the number of shares sold in the Conversion. The establishment of the Foundation is subject to the approval of the Voting Members of the ASSOCIATION. In the event the Foundation is not approved, the ASSOCIATION may determine to complete the Conversion without the Foundation.

     This Plan, which has been unanimously approved by the Board of Directors of the ASSOCIATION, must also be approved by the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by Voting Members of the ASSOCIATION at a special meeting to be called for that purpose. Prior to the submission of this Plan to the Voting Members for consideration, the Plan must be approved by the Office of Thrift Supervision (the "OTS") and the New Jersey Department of Banking (the "Department").

2.   DEFINITIONS

     For the purposes of this Plan, the following terms have the following meanings:

     Account Holder - The term Account Holder means any Person holding a Savings
     --------------
Account in the ASSOCIATION.

     Acting in Concert - The term "Acting in Concert" means (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In addition, a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Actual Purchase Price - The term Actual Purchase Price means the per share
     ---------------------
price at which the Conversion Stock is ultimately sold in accordance with the terms hereof.

     Associate - The term Associate when used to indicate a relationship with
     ---------
any person, means (i) any corporation or organization (other than the ASSOCIATION or a majority-owned subsidiary of the ASSOCIATION) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of Sections 9 and 14 hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the ASSOCIATION or the Holding Company, if utilized, or any of its parents or subsidiaries.

     Association - The term ASSOCIATION means South Jersey Savings and Loan
     -----------
Association, Turnersville, New Jersey.

     Community Offering - The term Community Offering means the offering for
     ------------------
sale to certain members of the general public directly by the ASSOCIATION or the Holding Company, if utilized, of any shares of Conversion Stock not subscribed for in the Subscription Offering.

     Conversion - The term Conversion means the conversion of the Association
     ----------
from the mutual to the stock form of organization in accordance with the Plan, and as the context requires, includes the other transactions contemplated by the Plan.

     Conversion Stock - The term Conversion Stock means the $.01 par value
     ----------------
common stock offered and issued by the Holding Company or the $1.00 par value common stock offered and issued by the ASSOCIATION, if the Holding Company form of organization is not utilized, in connection with the Conversion.

     Department - The term Department means the New Jersey Department of
     ----------
Banking.

     Director - The term Director means a member of the Board of Directors of
     --------
the ASSOCIATION and, where applicable, a member of the Board of Directors of the Holding Company.

     Eligible Account Holder - The term Eligible Account Holder means any person
     -----------------------
holding a Qualifying Deposit on the Eligibility Record Date.

     Eligibility Record Date - The term Eligibility Record Date means the date
     -----------------------
for determining Eligible Account Holders in the ASSOCIATION and is June 30, 1997.

     Employees - The term Employees means all Persons who are employed by the
     ---------
ASSOCIATION but does not include an Officer or Director.

     Employee Plans - The term Employee Plans means the Tax Qualified Employee
     --------------
Stock Benefit Plans approved by the Board of Directors of the ASSOCIATION.

     Estimated Price Range - The term Estimated Price Range means the range of
     ---------------------
minimum and maximum aggregate proposed sales prices for the Conversion Stock, determined by the Board of Directors of the ASSOCIATION and within which range the aggregate sales price of the Conversion Stock will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC - The term FDIC means the Federal Deposit Insurance Corporation.
     ----

     Holding Company - The term Holding Company means the Delaware corporation
     ---------------
formed for the purpose of acquiring all of the shares of capital stock of the ASSOCIATION to be issued upon its Conversion unless the Holding Company form of organization is not utilized. Shares of common stock of the Holding Company will be issued in the Conversion to Participants and others in a Subscription and Community, Syndicated Community, or underwritten firm commitment public offerings, or through a combination thereof.

     Independent Appraiser - The term Independent Appraiser means an appraiser
     ---------------------
retained by the ASSOCIATION to prepare an appraisal of the pro forma market value of the Conversion Stock.

     Local Community - The term Local Community means all counties in which the
     ---------------
Bank maintains a banking office.

     Member - The term Member means any Person or entity who qualifies as a
     ------
member of the ASSOCIATION pursuant to its certificate of incorporation and bylaws.

     OTS - The term OTS means Office of Thrift Supervision of the Department of
     ---
the Treasury and its successors.

     Officer - The term Officer means an executive officer of the ASSOCIATION,
     -------
which includes the Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Treasurer and Controller and any person performing functions similar to those performed by the foregoing persons.

     Order Form - The term Order Form means any form together with attached
     ----------
cover letter, sent by the ASSOCIATION to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Community Offerings.

     Other Member - The term Other Member means any person who is a Member of
     ------------
the ASSOCIATION (other than an Eligible Account Holder or Supplemental Eligible Account Holder) at the close of business on the Voting Record Date.

     Participants - The term Participants means the Eligible Account Holders,
     ------------
Employee Plans, Supplemental Eligible Account Holders and Other Members.

     Person - The term Person means an individual, a corporation, a partnership,
     ------
an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization or a government or political subdivision thereof.

     Plan - The term Plan means this Plan of Conversion, as amended, of the
     ----
ASSOCIATION as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

     Preferred Subscribers - The term Preferred Subscribers means those members
     ---------------------
of the general public which are natural persons residing in the Bank's Local Community.

     Qualifying Deposit - The term Qualifying Deposit means the balance of each
     ------------------
Savings Account of $50 or more in the ASSOCIATION at the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, whichever may be the case. Savings Accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     SEC - The term SEC refers to the United States Securities and Exchange
     ---
Commission.

     Savings Account - The term Savings Account includes savings accounts, as
     ---------------
the term is defined in Section 561.42 of the Rules and Regulations of the OTS, withdrawable accounts, including certificates of deposit, and demand accounts which are defined in Section 561.16 of the Rules and Regulations of the OTS.

     Special Meeting of Members - The term Special Meeting of Members means the
     --------------------------
special meeting and any adjournments thereof held to consider and vote upon this Plan.

     Subscription Offering - The term Subscription Offering means the offering
     ---------------------
of Conversion Stock for purchase through Order Forms to Participants.

     Subscription Price - The term Subscription Price means the amount per share
     ------------------
of Conversion Stock to be paid initially by Participants in the Subscription Offering and persons in the Community Offering.

     Supplemental Eligibility Record Date - The term Supplemental Eligibility
     ------------------------------------
Record Date means the supplemental record date for determining Supplemental Eligible Account Holders of the ASSOCIATION. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the OTS' approval of the application for Conversion.

     Supplemental Eligible Account Holder - The term Supplemental Eligible
     ------------------------------------
Account Holder means any person (other than an Eligible Account Holder) holding a Qualifying Deposit, except Officers, Directors and their associates, as of the Supplemental Eligibility Record Date.

     Syndicated Community Offering - The term Syndicated Community Offering
     -----------------------------
means the offering of Conversion Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan - The term Tax-Qualified Employee
     -----------------------------------------
Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Members - The term Voting Members means those persons qualifying as
     --------------
voting members of the ASSOCIATION pursuant to its Certificate of Incorporation and bylaws.

     Voting Record Date - The term Voting Record Date means the date fixed by
     ------------------
the Directors in accordance with OTS regulations for determining eligibility to vote at the Special Meeting of Members.

3.   PROCEDURE FOR CONVERSION

     After approval of the Plan by a vote of not less than two-thirds (2/3) of the Board of Directors of the ASSOCIATION, the Plan, together with all other requisite material, shall be submitted to the OTS and the Department for approval. Notice of the adoption of the Plan by the Board of Directors of the ASSOCIATION and the submission of the Plan to the OTS and the

Department for approval will be published in a newspaper having general circulation in each community in which an office of the ASSOCIATION is located and copies of the Plan will be made available at each office of the ASSOCIATION for inspection by the Members. Upon receipt of notice from the OTS to do so, the ASSOCIATION also will cause to be published a notice of the filing with the OTS of an application to convert in accordance with the provisions of the Plan. Following approval by the OTS and the Department, the Plan will be submitted to a vote of the Voting Members at the Special Meeting of Members called for that purpose. Upon approval of the Plan by a majority of the total outstanding votes of the Voting Members, the ASSOCIATION will take all other necessary steps pursuant to applicable laws and regulations to convert the ASSOCIATION to stock form. The Conversion must be completed within 24 months of the approval of the Plan by the Voting Members, unless a longer time period is permitted by governing laws and regulations.

     The Board of Directors of the ASSOCIATION intends to take all necessary steps to form the Holding Company, including the filing of an Application on Form H-(e)1 or H-(e)1-S, if available to the Holding Company, with the OTS. In the event that the Holding Company is utilized, upon Conversion the ASSOCIATION will issue capital stock to the Holding Company and the Holding Company will issue and sell the Conversion Stock in accordance with this Plan.

     The Board of Directors of the ASSOCIATION may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion, in which case, the Holding Company's registration statement on Form S-1 will be withdrawn from the SEC, the ASSOCIATION will take all steps necessary to complete the Conversion, including filing any necessary documents with the OTS, and will issue and sell the Conversion Stock in accordance with this Plan. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the ASSOCIATION without any further action by the ASSOCIATION or the subscribers for the Conversion Stock, unless any such further action is required by the SEC, the OTS or the Department, in which case the ASSOCIATION shall take such necessary action to complete the Conversion. Any references to the Holding Company in this Plan shall mean the ASSOCIATION in the event the Holding Company is eliminated in the Conversion.

     The Board of Directors of the ASSOCIATION also intend to take all necessary steps to establish the Foundation, and to fund such Foundation in the manner set forth in Section 7A hereof, subject to the approval of the Voting Members.

     The Conversion Stock will not be insured by the FDIC. The ASSOCIATION will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of the Conversion Stock.

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS

     The Holding Company shall make timely applications for any requisite regulatory approvals, including an Application on Form H-(e)1 or an H-(e)1-S, if available to the Holding Company, to be filed with the OTS and, to the extent applicable, the Department, and a Registration Statement on Form S-1 to be filed with the SEC. The ASSOCIATION shall be a wholly-owned subsidiary of the Holding Company unless the Holding Company is eliminated in the Conversion.

5.   SALE OF CONVERSION STOCK

     The Conversion Stock will be offered simultaneously in the Subscription Offering to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members in the respective priorities set forth in Sections 8 through 11 of this Plan. The Subscription Offering may be commenced as early as the mailing of the Proxy Statement for the Special Meeting of Members and must be commenced in time to complete the Conversion within the time period specified in Section 3.

     Any shares of Conversion Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in
Section 12 of this Plan. The Subscription Offering may be commenced prior to the Special Meeting of Members and, in that event, the Community Offering may also be commenced prior to the Special Meeting of Members. The offer and sale of Conversion Stock prior to the Special Meeting of Members shall, however, be conditioned upon approval of the Plan by the Voting Members.

     If feasible, any shares of Conversion Stock remaining after the Subscription and Community Offerings may be sold in a Syndicated Community Offering or such other offering as provided in Section 13 of this Plan in a manner that will achieve the widest distribution of the Conversion Stock as determined by the ASSOCIATION. The sale of all Conversion Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Conversion Stock in the Syndicated Community Offering or such other offering is consummated and only if all unsubscribed for Conversion Stock is sold.

     The ASSOCIATION may elect to offer to pay fees on a per share basis to brokers who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

6.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK

     The total number of shares (or a range thereof) of Conversion Stock to be issued and offered for sale will be determined jointly by the Board of Directors of the ASSOCIATION and the Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the OTS and the Department, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offering if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Community Offering to reflect changes in market and financial conditions.

     All shares sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the Actual Purchase Price. The aggregate purchase price for all shares of Conversion Stock will not be inconsistent with the estimated consolidated pro forma market value of the ASSOCIATION or the Holding Company, if utilized. The estimated consolidated pro forma market value of the ASSOCIATION or the Holding Company, if utilized, will be determined for such purpose by the Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock to be issued and the purchase price per share may be increased or decreased by the ASSOCIATION. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the ASSOCIATION or the Holding Company, if utilized, will not be deemed to be material so as to require a resolicitation of subscriptions. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range or in excess of 15% above the maximum of the Estimated Price Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the ASSOCIATION shall establish, with the approval of the OTS and the Department, if required.

     Based upon the independent valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company, (if a holding company form of organization is utilized) and the Board of Directors of the ASSOCIATION will fix the Subscription Price and the range of the number of shares to be offered. If upon completion of the Subscription and Community Offerings all of the Conversion Stock is subscribed for, or if because of a limited number of unsubscribed shares or otherwise a Syndicated Community Offering cannot be effected, the total number of shares of Conversion Stock to be issued and sold will be jointly determined by the ASSOCIATION and Holding Company (if a holding company form of organization is utilized) as follows: (a) the estimated aggregate pro forma market value of the ASSOCIATION or the Holding Company, as the case may be, immediately after Conversion as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon completion of the Subscription and Community Offerings or other sale of all of the Conversion Stock shall be divided by (b) the Actual Purchase Price.

     If there is a Syndicated Community Offering or other offering of shares of Conversion Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Conversion Stock is sold in such Syndicated Community Offering or other offering shall be the Subscription Price.

     Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the ASSOCIATION and Holding Company, if utilized, and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company or the ASSOCIATION if no Holding Company is utilized. If such confirmation is not received, the ASSOCIATION may cancel the Subscription and Community Offerings and/or the Syndicated Community Offering, extend the Conversion, establish a new Subscription Price Range and/or Estimated Price Range, extend, reopen or hold new Subscription and Community Offerings and/or Syndicated Community Offering or take such other action as the OTS and the Department may permit.

     The Conversion Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.   PURCHASE BY THE HOLDING COMPANY OF THE STOCK OF THE ASSOCIATION

     Upon the consummation of the sale of all of the Conversion Stock, and in the event that a holding company form of organization is utilized, the Holding Company will purchase from the ASSOCIATION all of the capital stock of the ASSOCIATION to be issued by the ASSOCIATION in the Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company.

     The Holding Company will apply to the OTS to retain up to 50% of the proceeds of the Conversion. Assuming the Holding Company is not eliminated, a lesser percentage may be acceptable. The ASSOCIATION believes that the Conversion proceeds will provide economic strength to the Holding Company and the ASSOCIATION for the future in a highly competitive and regulated environment and would facilitate expansion through acquisitions, diversification into other related businesses and for other business and investment purposes, including the payment of dividends and future repurchases of Conversion Stock as permitted by the OTS. If during the Conversion process the Board of Directors of the ASSOCIATION determines not to complete the Conversion utilizing a holding company form of organization, capital stock of the ASSOCIATION will be issued and sold in accordance with the Plan. The above activities may also be engaged in by the ASSOCIATION if the Holding Company is eliminated.

7A.  ESTABLISHMENT AND FUNDING OF FOUNDATION

     As part of the Conversion, the Holding Company and the ASSOCIATION intend to establish a Foundation that will qualify as an exempt organization under
Section 501(c)(3) of the Internal Revenue Code and to donate to the Foundation up to 8% of the number of shares of

Common Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the ASSOCIATION's existing community reinvestment activities and to share with the communities in which the ASSOCIATION operates a part of the ASSOCIATION's financial success as a community-minded, financial services institution. The funding of the Foundation with Common Stock of the Holding Company accomplishes this goal as it enables such communities to share in the potential growth and profitability of the Holding Company and the ASSOCIATION over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes within the communities in which the ASSOCIATION operates, including, but not limited to, grants or donations to support housing assistance, scholarships, local education, not-for-profit medical facilities, not-for-profit community groups and other types of organizations or civic minded projects. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     The establishment and funding of the Foundation as part of the Conversion is subject to the approval of the Voting Members by an affirmative vote of a majority of the votes eligible to be cast by Voting Members in person or by proxy at the Special Meeting. In the event that the ASSOCIATION's Members approve this Plan, but not the Foundation, the ASSOCIATION may determine to complete the Conversion without the establishment of the Foundation and may do so without amending this Plan or obtaining any further vote of the ASSOCIATION's Members. Failure of the Voting Members to approve the Foundation may materially affect the pro forma market value of the ASSOCIATION. In such an event, the ASSOCIATION may establish a new Estimated Price Range and commence a resolicitation of subscribers. For comparison purposes, Voting Members will be provided with a projection of the pro forma market value of the Conversion Stock, an Estimated Price Range and certain selected pro forma financial data that would result if the Conversion were consummated without establishment of the Foundation.

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

     A. Each Eligible Account Holder shall receive, as first priority and without payment, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 12, currently is $200,000 of the Conversion Stock offered, but which may be increased to 5% or decreased to less than $200,000 without the further approval of members or resolicitation of subscribers; one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation specified in Section 14C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holders. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

9.   SUBSCRIPTION RIGHTS OF THE EMPLOYEE PLANS (SECOND PRIORITY)

     The Employee Plans shall receive, without payment, as a second priority after the filling of subscriptions of Eligible Account Holders, nontransferable subscription rights to purchase in the Subscription Offering the number of shares of Conversion Stock requested by such Employee Plans. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such Employee Plans, the subscription by such Employee Plans shall be filled to the maximum extent possible; provided, however, that in the event of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%, the additional shares may be sold to the Employee Plans subject to the provisions of Section 14.

     The Employee Plans shall not be deemed to be an associate or affiliate of or Person Acting in Concert with any Director or Officer of the Holding Company or the ASSOCIATION.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS
     (THIRD PRIORITY)

     A. Each Supplemental Eligible Account Holder shall receive, as third priority and without payment, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 12, currently is $200,000 of the Conversion Stock offered, but which may be increased to 5% or decreased to less than $200,000 without the further approval of members or resolicitation of subscribers; one-tenth of one percent (.10%) of the total offering of Conversion Stock; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders in the ASSOCIATION on the Supplemental Eligibility Record Date, subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation specified in Section 14C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the remaining shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.
If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     C.   Subscription rights received by an Eligible Account Holder pursuant to
Section 8 shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this Section 10.

11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

     A. Each Other Member shall receive, without payment, as a fourth priority after the filling of subscriptions of the Eligible Account Holders, the Employee Plans, and the Supplemental Eligible Account Holders, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to the greater of: the amount permitted to be subscribed for in the Community Offering which amount, pursuant to Section 12, currently is $200,000 of the Conversion Stock offered, but which may be increased to 5% or decreased to less than $200,000 without the further approval of members or resolicitation of subscribers; or one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock, subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation specified in Section 14C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Other Members exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of shares eligible for subscription, the remaining shares of Conversion Stock shall be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

12.  COMMUNITY OFFERING (FIFTH PRIORITY)

     If less than the total number of shares of Conversion Stock to be subscribed for in the Conversion are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $200,000 of the shares of Conversion Stock offered subject to the Maximum Overall Purchase Limitation as specified in Section 14A and the minimum purchase limitation specified in Section 14C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% of the Conversion Stock; or decreased to less than $200,000 without the further approval of members or resolicitation of subscribers. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm, experienced and expert in the sale of savings institution securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Preference shall be given to Preferred Subscribers in the

Community Offering. The ASSOCIATION shall make distribution of the Conversion Stock to be sold in the Community Offering in such a manner as to promote the widest distribution of Conversion Stock. The ASSOCIATION reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

     If the Preferred Subscribers in the Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among the Preferred Subscribers in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose subscriptions remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. To the extent that there are shares remaining after all subscriptions by Preferred Subscribers, any remaining shares will be allocated among members of the general public using the foregoing allocation as applied to Preferred Subscribers. The ASSOCIATION may establish all other terms and conditions of such offer. It is expected that the Community Offering will commence concurrently with the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the OTS.

13.  SYNDICATED COMMUNITY OFFERING

     If feasible, all shares of Conversion Stock not subscribed for in the Subscription and Community Offerings may be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the ASSOCIATION, in a manner that will achieve the widest distribution of the Conversion Stock subject to the right of the ASSOCIATION to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person together with any Associate or group of persons Acting in Concert may purchase up to $200,000 of the total number of shares of Conversion Stock offered subject to the maximum purchase limitation specified in Section 14A and the minimum purchase limitation specified in
Section 14C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that this amount may be increased to 5% or decreased to less than $200,000 without the further approval of members or resolicitation of subscribers. The shares purchased by any Person together with any Associate or group of persons Acting in Concert pursuant to Section 12 shall be counted toward meeting the maximum percentage of shares permitted to be purchased pursuant to this Section. Provided that the Subscription Offering has commenced, the ASSOCIATION may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of the Conversion Stock shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated

Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     Alternatively, if a Syndicated Community Offering is not held, the ASSOCIATION shall have the right to sell any shares of Conversion Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of Section 14 hereof shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the ASSOCIATION, which will in no event exceed an amount deemed to be acceptable by the OTS.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Conversion Stock not sold in the Subscription and Community Offerings can not be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community Offering or an underwritten firm commitment public offering, other purchase arrangements will be made for the sale of unsubscribed shares by the ASSOCIATION, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

14.  LIMITATION ON PURCHASES

     In addition to the maximum amount of Conversion Stock that may be subscribed for as set forth in Sections 8, 10, 11, 12 and 13, the following limitations shall apply to all purchases of shares of Conversion Stock:

     A. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion by any Person or Participant together with any Associate or group or persons Acting in Concert shall not exceed 1.0% of the Conversion Stock offered (the "Maximum Overall Purchase Limitation"), except for the Employee Plans which may subscribe for up to 10% of the Conversion Stock issued and except for certain Eligible Account Holders and Supplemental Eligible Account Holders which may subscribe for or purchase shares in accordance with Sections 8 and 10 herein, respectively; provided, however, in the event that the Maximum Overall Purchase Limitation is increased to more than 2.0% of the shares of Conversion Stock offered, orders for Conversion Stock in the Community Offering and in the Syndicated Community Offering (or, alternatively an underwritten firm commitment public offering), if any, shall, as determined by the ASSOCIATION, first be filled to a maximum of 2.0% of the total number of shares of Conversion Stock offered and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     B. The maximum number of shares of Conversion Stock which may be purchased in all categories in the Conversion by Officers and Directors of the ASSOCIATION and their Associates in the aggregate shall not exceed 30% of the total number of shares of Conversion Stock issued.

     C. A minimum of 25 shares of Conversion Stock must be purchased by each Person purchasing shares in the Conversion to the extent those shares are available; provided, however, that in the event the minimum number of shares of Conversion Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares of Conversion Stock which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     If the number of shares of Conversion Stock otherwise allocable pursuant to Sections 8, 10, 11, 12 and 13, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Depending upon market or financial conditions, the Board of Directors of the ASSOCIATION and the Holding Company, without further approval of the Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5%. Notwithstanding the foregoing, the Maximum Overall Purchase Limitation may be increased up to 9.99% provided that orders for Conversion Stock exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. If the ASSOCIATION or the Holding Company, as the case may be, increases the maximum purchase limitations, the ASSOCIATION or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the ASSOCIATION or the Holding Company, as the case may be, resolicit certain other large subscribers.

     In the event shares of Conversion Stock are sold in excess of the maximum of the Estimated Price Range, (the "Adjusted Maximum") such shares will be allocated in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an over subscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum in accordance with Section 8; (iii) in the event there is an over subscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders exclusive of the Adjusted Maximum in accordance with Section 10; (iv) in the event that there is an over subscription at the Other Member level, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum in accordance with Section 11; and (v) to fill unfulfilled Subscriptions in the Community Offering exclusive of the Adjusted Maximum in accordance with Section 12.

     For purposes of this Section 14, the Directors and Officers of the ASSOCIATION and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors or Officers of the ASSOCIATION or the Holding Company.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

     For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of common stock of the ASSOCIATION or the Holding Company, as the case may be, except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than one percent of the outstanding shares of common stock of the ASSOCIATION or the Holding Company, as the case may be, the exercise of any options pursuant to a stock option plan or purchases of common stock of the ASSOCIATION or the Holding Company, as the case may be, made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the ASSOCIATION or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

15.  PAYMENT FOR CONVERSION STOCK

     All payments for Conversion Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the ASSOCIATION, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the ASSOCIATION; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Conversion, provided that, in the case of the employee stock ownership plan ("ESOP") there is in force from the time of its subscription until the consummation of the Conversion, a loan commitment from the Holding Company or an unrelated financial institution to lend to the ESOP, at such time, the aggregate Subscription Price of the shares for which it subscribed. The ASSOCIATION may make scheduled discretionary contributions to an Employee Plan provided such contributions do not cause the ASSOCIATION to fail to meet its regulatory capital requirement.

     Notwithstanding the foregoing, the ASSOCIATION and the Holding Company, if utilized, shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Community Offering and to thereafter submit payment for the Conversion Stock for which they are subscribing in the Community Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the ASSOCIATION and the Holding Company, in their sole discretion.

     Payment for Conversion Stock subscribed for shall be made either in cash (if delivered in person), check or money order. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the ASSOCIATION on the Order Form to make a withdrawal from the subscriber's Savings Account at the ASSOCIATION in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be cancelled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Savings Account but may not be used by the subscriber until the Conversion Stock has been sold or the 45-day period (or such longer period as may be approved by the OTS) following the Subscription and Community Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the ASSOCIATION at not less than the passbook annual rate on payments for Conversion Stock received in cash or by check or money order. Such interest will be paid from the date payment is received by the ASSOCIATION until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Savings Accounts, refunds will be made by cancelling the authorization for withdrawal. The ASSOCIATION is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and ASSOCIATION has been declared effective by the OTS and the SEC, if the holding company form of organization is utilized, Order Forms will be distributed to all Eligible Account Holders, the Employee Plans, the Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the ASSOCIATION for the purpose of subscribing to shares of Conversion Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the ASSOCIATION may elect to send Order Forms only to those Persons who request them after such notice as is approved by the OTS and is adequate to apprise all Eligible Account Holders, the Employee Plans, Supplemental Eligible Account Holders and Other Members of the pendency of the Subscription Offering has been given. Such notice may be included with the proxy statement for the Special Meeting of Members and may also be included in a notice of the pendency of the Conversion and the Special Meeting of Members sent to all Eligible Account Holders and Supplemental Eligible Account Holders in accordance with regulations of the OTS.

     Each Order Form will be preceded or accompanied by the Prospectus (if a holding company form of organization is utilized) or the Offering Circular (if the holding company form of organization is not utilized) describing the Holding Company, if utilized, the ASSOCIATION, the Conversion Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the ASSOCIATION, which date for Subscription Offering Order Forms shall be not less than twenty (20), nor more than forty-five (45) days, following the date on which the Order Forms are mailed by the ASSOCIATION, and which date will constitute the termination of the Subscription Offering;

     B. The Subscription Price per share for shares of Conversion Stock to be sold in the Subscription and Community Offerings;

     C. A description of the minimum and maximum number of shares of Conversion Stock which may be subscribed for pursuant to the exercise of subscription rights or otherwise subscribed for in the Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Conversion Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus or Offering Circular, as the case may be, prior to execution of the Order Form;

     F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering within the subscription period such properly completed and executed Order Form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the ASSOCIATION withdraw said amount from the subscriber's Savings Account at the ASSOCIATION) to the ASSOCIATION;

     G. A statement to the effect that the executed Order Form, once received by the ASSOCIATION, may not be modified or amended by the subscriber without the consent of the ASSOCIATION; and

     H.   A statement with respect to the residence of the subscriber.

     Notwithstanding the above, the ASSOCIATION and the Holding Company will not accept orders received on photocopied or facsimilied order forms.

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS: INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the ASSOCIATION by the United States Postal Service or the ASSOCIATION is unable to locate the addressee, (b) are not received back by the ASSOCIATION or are received by the ASSOCIATION after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, except in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the purchase price prior to 48 hours before the completion of the Conversion for the shares of Conversion Stock subscribed for (including cases in which savings accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to whom such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon; provided, however, that the ASSOCIATION may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the ASSOCIATION may specify. The interpretation of the ASSOCIATION of terms and conditions of the Plan and of the Order Forms will be final, subject to the authority of the OTS.

18.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     A. All shares of Conversion Stock purchased by Directors or Officers of the ASSOCIATION or the Holding Company in the Conversion shall be subject to the restriction that, except as provided in Section 18B, below, or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one (l) year following the date of purchase.

     B. The restriction on disposition of shares of Conversion Stock set forth in Section 18A above shall not apply to the following:

          (i) Any exchange of such shares in connection with a merger or acquisition involving the ASSOCIATION or the Holding Company, as the case may be, which has been approved by the OTS; and

          (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

     C. With respect to all shares of Conversion Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (i) Each certificate representing shares restricted within the meaning of Section 18A, above, shall bear a legend prominently stamped on its face giving notice of the restriction;

         (ii) Instructions shall be issued to the stock transfer agent for the ASSOCIATION or the Holding Company, as the case may be, not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

        (iii) Any shares of capital stock of the ASSOCIATION or the Holding Company, as the case may be, issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Conversion Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Conversion Stock.

19.  VOTING RIGHTS OF STOCKHOLDERS

     Upon Conversion, the holders of the capital stock of the ASSOCIATION shall have the exclusive voting rights with respect to the ASSOCIATION as specified in its Certificate of Incorporation. The holders of the common stock of the Holding Company (if a holding company form of organization is utilized) shall have the exclusive voting rights with respect to the Holding Company.

20.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The ASSOCIATION shall establish at the time of Conversion a liquidation account in an amount equal to its net worth as of the latest practicable date prior to Conversion ("Liquidation Account"). The Liquidation Account will be maintained by the ASSOCIATION for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Savings Accounts at the ASSOCIATION. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Savings Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Savings Account balance at the Eligibility Record Date and/or Supplemental Eligibility Record Date or to such balance as it may be subsequently reduced, as hereinafter provided.

     In the unlikely event of a complete liquidation of the ASSOCIATION (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Savings Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Savings Account then held, before any liquidation distribution may be made to any holders of the ASSOCIATION's capital stock. No merger, consolidation, bulk purchase of assets with assumption of Savings Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the ASSOCIATION is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder's and/or Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the ASSOCIATION. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below. For Savings Accounts in existence at both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Savings Account on such record dates. Such initial subaccount balances shall not be increased but shall be subject to downward adjustment as described below.

     If, at the close of business on any annual closing date, commencing on or after the effective date of Conversion, the deposit balance in the Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account, the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount shall be reduced to zero.

     The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the ASSOCIATION.

21.  TRANSFER OF SAVINGS ACCOUNTS AND CONTINUITY OF THE ASSOCIATION

     Upon Conversion, each Savings Account Holder having a Savings Account at the ASSOCIATION prior to the Conversion will continue to have a Savings Account, without payment therefor, in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to the Conversion.

     After the Conversion, the ASSOCIATION will succeed to all the rights, interests, duties and obligations of the ASSOCIATION before the Conversion, including but not limited to all rights and interests of the ASSOCIATION in and to its assets and properties, whether real, personal or mixed. The ASSOCIATION will continue to be a member of the Federal Home Loan Bank System and all its insured savings deposits will continue to be insured by the FDIC to the extent provided by applicable law.

22.  RESTRICTIONS ON ACQUISITION OF THE ASSOCIATION AND HOLDING COMPANY

     A. In accordance with OTS regulations, for a period of three years from the date of consummation of the Conversion, no Person, other than the Holding Company (if a holding company form of organization is utilized), shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the ASSOCIATION without the prior written consent of the OTS.

     B.   1.   The Certificate of Incorporation of the ASSOCIATION contains a provision stipulating that no person, except the Holding Company (if a holding company form of organization is utilized), for a period of five years following the date of the Conversion shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the ASSOCIATION, without the prior written approval of the OTS. In addition, such Certificate of Incorporation may also provide that for a period of five years following the Conversion, shares beneficially owned in violation of the above-described Certificate of Incorporation provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the Certificate of Incorporation may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of directors.

          2. The Certificate of Incorporation of the Holding Company, if a holding company form of organization is utilized, will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Holding Company's common stock hold such shares on behalf of a person who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote to the extent that any shares held in excess of 10% of the outstanding shares would be voted on behalf of the beneficial owner. In addition, the Certificate of Incorporation and Bylaws of the Holding Company will provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

     C.   For the purposes of this Section 22:

          (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution;

          (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

          (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

          (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. (S)78c(a)(10).

23.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The ASSOCIATION shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) the federal regulatory capital requirement in Section 567.2 of the Rules and Regulations of the OTS or applicable rules or regulations of the Department. Otherwise, the ASSOCIATION may declare dividends, make capital distributions or repurchase its capital stock in accordance with applicable law and regulations.

24.  AMENDMENT OF PLAN

     If deemed necessary or desirable, the Plan may be substantively amended at any time prior to solicitation of proxies from Members to vote on the Plan by a two-thirds vote of the ASSOCIATION's Board of Directors, and at any time thereafter by such vote of such Board of Directors with the concurrence of the OTS and, if applicable, the Department. Any amendment to the Plan made after approval by the Members with the approval of the OTS and, if applicable, the Department, shall not necessitate further approval by the Members unless otherwise required by the OTS and, if applicable, the Department. The Plan may be terminated by majority vote of the ASSOCIATION's Board of Directors at any time prior to the Special Meeting of Members to vote on the Plan, and at any time thereafter with the concurrence of the OTS and, if applicable, the Department.

     By adoption of the Plan, the Members of the ASSOCIATION authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

25.  CERTIFICATE OF INCORPORATION AND BYLAWS

     By voting to adopt the Plan, members of the ASSOCIATION will be voting to adopt the proposed Certificate of Incorporation and Bylaws for the Association as a New Jersey Stock Savings Association attached as Exhibits I and II to this Plan. The effective date of the ASSOCIATION's Certificate of Incorporation and bylaws shall be the date of issuance and sale of the Conversion Stock as specified by the OTS and the Department.

26.  CONSUMMATION OF CONVERSION

     The Conversion of the ASSOCIATION shall be deemed to take place and be effective upon the completion of all requisite organizational procedures for obtaining the Certificate of Incorporation for the ASSOCIATION from the State of New Jersey and the sale of all Conversion Stock.

27.  REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the ASSOCIATION or the Holding Company, as the case may be, will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the ASSOCIATION or any holding company of the ASSOCIATION. In addition, the ASSOCIATION or Holding Company, as the case may be, will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the NASDAQ system.

28.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The ASSOCIATION will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Conversion Stock in the Subscription Offering if such Person resides in a foreign country or in a state of the United States with respect to which both of the following apply: A. a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state and; B. the issuance of subscription rights or the offer or sale of shares of Conversion Stock to such Persons would require the ASSOCIATION or the Holding Company, as the case may be, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state and such registration or qualification would be impracticable for reasons of cost or otherwise.

29.  EXPENSES OF CONVERSION

     The ASSOCIATION shall use its best efforts to assure that expenses incurred by it in connection with the Conversion shall be reasonable.

30.  CONDITIONS TO CONVERSION
     The Conversion of the ASSOCIATION pursuant to this Plan is expressly conditioned upon the following:

     (a) Prior receipt by the ASSOCIATION of rulings of the United States Internal Revenue Service and any applicable state taxing authority, or opinions of counsel, or other tax advisor acceptable to the Association, substantially to the effect that the Conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the ASSOCIATION and the Holding Company before or after the Conversion;

     (b) The sale of all of the Conversion Stock offered in the Conversion; and

     (c) The completion of the Conversion within the time period specified in
Section 3 of this Plan.

31.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the ASSOCIATION shall be final, subject to the authority of the OTS and the Department.

32.  OTHER INFORMATION

     (a) The interests of Directors, Officers, employees and associates shall be disclosed in the application for Conversion filed with the Department and in the notice to Members of the meeting called to adopt the Plan of Conversion.

     (b) Each Member as of the Record Date shall receive such rights with respect to the capital stock of the ASSOCIATION as shall be set forth in regulations promulgated by the Department.

                                                                       EXHIBIT I

                          CERTIFICATE OF INCORPORATION
                                       OF
                   SOUTH JERSEY SAVINGS AND LOAN ASSOCIATION


     SECTION 1.  Corporate Title.  The name of the savings association is South
                 ----------------
Jersey Savings and Loan Association (the "Association").

     SECTION 2.  Office.  The principal place of business of the Association
                 -------
shall be located at 4651 Route 42, Turnersville, New Jersey.

     SECTION 3.  Purpose and Powers.  The Association is incorporated to operate
                 -------------------
as a capital stock savings association pursuant to the New Jersey Savings and Loan Act of 1963, as amended (N.J.S.A. 7:12B-l et seq.), for the purposes stated in such Act. The Association has and may exercise all express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitutions and laws of the United States and the State of New Jersey as they are now in effect, or as they may hereafter be amended.

     SECTION 4.  Capital Stock.  The total number of shares of all classes of
                 -------------
capital stock which the Association has authority to issue is fifteen million (15,000,000), of which fourteen million (14,000,000) shall be common stock, par value $1.00 per share, and of which one million (1,000,000) shall be preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of stockholders, except as otherwise provided in this Section 4 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the Association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Association which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Nothing contained in this Section 4 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share. Provided, that this restriction on voting separately by class or series shall not apply:

          (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

          (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Association with another corporation, or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Association if the preferred stock is exchanged for securities of such other corporation:
     Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the New Jersey Department of Banking or the Office of Thrift Supervision;

          (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 4 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Association in a merger or consolidation for the Association, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock and a statement of the authority of the Board of Directors to divide the preferred stock into classes or series or both and to determine or change for any such class or series its designation, number of shares, relative rights, preferences and limitations are as follows:

     A.   Common Stock.  Except as provided in this Section 4 the holders of the
          ------------
common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Association available for distribution remaining after: (i) payment or provision for payment of the Association's debts and liabilities, including the withdrawal of all accounts and deposits; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock in the event of such liquidation, dissolution or winding up of the Association.

     B.   Preferred Stock.  The Association may provide for one or more classes
          ---------------
of preferred stock, which shall be separately identified. The shares of any class may be divided into and issue in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Association;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide any authorized class of preferred stock into classes, or into classes or series, within the limitations set forth in this section, and to determine or change for any class or series its designation, number of shares, relative rights, preferences and limitations.

     SECTION 5.  Incorporation.  The name, residence, post office address and
                 -------------
occupation of each incorporator of the Association are as follows:

            NAME               RESIDENCE AND ADDRESS                   OCCUPATION
-----------------------       ----------------------   -------------------------------------------

Arthur E. Armitage, Jr.       1125 Lake Shore Drive    Insurance Broker
                              Collingswood, NJ  08108

Robert J. Colacicco           24 Regency Court         President, South Jersey Savings and Loan
                              Marlton, NJ  08053       Association

Richard W. Culbertson, Jr.    107 Uxbridge             Partner/Accountant
                              Cherry Hill, NJ  08034

Gregory M. DiPaolo            351 Ganttown Road        Executive Vice President/Treasurer, South
                              Charles Carrol #8        Jersey Savings and Loan Association
                              Turnersville, NJ  08012

John V. Field                 422 Kings Highway East   Attorney
                              Haddonfield, NJ  08033

Richard G. Mohrfeld           47 Treaty Elms Lane      President/Fuel Oil Company
                              Haddonfield, NJ  08033

Martin Rosner                 Apt. D282                Retired
                              1 Brendenwood Drive
                              Voorhees, NJ  08043

Ronald L. Woods               204 Breslin Avenue       Realtor
                              Haddonfield, NJ  08033

Joseph M. Sidebotham          51 West Elm Avenue       Senior Vice President, South Jersey
                              Mantua, NJ  08051        Savings and Loan Association


     SECTION 6.  Preemptive Rights.  Holders of the capital stock of the
                 -----------------
Association shall not be entitled to preemptive rights with respect to any shares of the Association which may be issued.

     SECTION 7.  Certain Provisions Applicable for Five Years.
                 --------------------------------------------
 Notwithstanding anything contained in the Association's Certificate of Incorporation or bylaws to the contrary, for a period of five years from the date of consummation of the conversion of the Association from mutual to stock form, the following provisions shall apply:

     A.   Beneficial Ownership Limitation.  No person shall directly or
          -------------------------------
indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Association unless such offer to acquire or acquisition is approved by a majority of the Board of Directors. This limitation shall not apply to a transaction in which the Association forms a holding company in conjunction with conversion, or thereafter, if such formation is without change in the respective beneficial ownership interest of the Association's stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirement under 12 CFR (S)574.3(c)(1)(vi).

     In the event shares are acquired in violation of this Section 7, all shares beneficially owned by person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 7, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, a bank, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Association.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     B.   Call for Special Meetings.  Special meetings of stockholders relating
          --------------------------
to changes in control of the Association or amendments to its Certificate of Incorporation shall be called only upon direction of the Board of Directors.

     SECTION 8.     Directors.  The Association shall be under the direction of
                    ---------
a Board of Directors. The authorized number of directors, as stated in the Association's bylaws, shall not be less than five or more than fifteen except when a greater number is approved by the Board.

     The number of directors constituting the initial Board of Directors upon organization of the Association is eight. The first Board of Directors, to serve until the first annual meeting of the Association, is comprised of the following individuals:


       NAME                    RESIDENCE AND ADDRESS
-----------------------       -----------------------

Arthur E. Armitage, Jr.       1125 Lake Shore Drive
                              Collingswood, NJ  08108

Robert J. Colacicco           24 Regency Court
                              Marlton, NJ  08053

Richard W. Culbertson, Jr.    107 Uxbridge
                              Cherry Hill, NJ  08034

Gregory M. DiPaolo            351 Ganttown Road
                              Charles Carrol #8
                              Turnersville, NJ  08012

John V. Field                 422 Kings Highway East
                              Haddonfield, NJ  08033

Richard G. Mohrfeld           47 Treaty Elms Lane
                              Haddonfield, NJ  08033

Martin Rosner                 Apt. D282
                              1 Brendenwood Drive
                              Voorhees, NJ  08043

Ronald L. Woods               204 Breslin Avenue
                              Haddonfield, NJ  08033

     SECTION 9. Liability of Directors. No director or officer of the
                ----------------------
Association shall be personally liable to the Association or its stockholders for damages for breach of any duty owed to the Association or its stockholders except that this Section 9 shall not relieve any director from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Association or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. As used in this Section 9, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the

Association or its stockholders in connection with a matter in which he has a material conflict of interest.

      If the Savings and Loan Act of New Jersey (1963) as presently enacted is amended after the date hereof to authorize further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Association shall be eliminated or limited to the fullest extent permitted by the Savings and Loan Act of New Jersey (1963), as so amended. Any repeal or modification of this Section 9 by the stockholders of the Association shall be prospective only and shall not adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.

     SECTION 10.  Indemnification of Officers, Directors and Employees.  Any
                  ----------------------------------------------------
person shall be indemnified or reimbursed by the Association for reasonable expenses, including, but not limited to, attorney fees, actually incurred by him in connection with any action, suit or proceeding, instituted or threatened, judicial or administrative, civil or criminal, to which he is made a party by reason of his being or having been a director, officer or employee of the Association; provided, however, that no person be so indemnified or reimbursed, nor shall he retain any advancement or allowance for indemnification which may have been made by the Association in advance of final disposition in relation to such action, suit or proceeding in which, and to the extent that, he finally shall be adjudicated to have been guilty of a breach of good faith, to have been negligent in the performance of his duties or to have committed an action or failed to perform a duty for which there is a common law or statutory liability; and, provided further, that a person may, with the approval of the Commissioner of Banking of the State of New Jersey be so indemnified or reimbursed for:

     (1) Amounts paid in compromise or settlement of any action, suit or proceeding, including reasonable expenses incurred in connection therewith; or

     (2) Reasonable expenses, including fines and penalties, incurred in connection with a criminal civil action, suit or proceeding in which such person has been adjudicated guilty, negligent or liable, if it shall be determined by the Board of Directors and by the Commissioner that such person was acting in good faith and in what he believed to be the best interest of the Association and without knowledge that the action was illegal, and if such indemnification or reimbursement is approved at an annual or special meeting of the members or stockholders by a majority of the votes eligible to be cast. Amounts paid to the Association, whether pursuant to judgment or settlement, by any person within the meaning of this section shall not be indemnified or reimbursed in any case.

     SECTION 11.  Liquidation Account.  Pursuant to the requirements of 12 CFR
                  -------------------
563b.3, the Association shall establish and maintain a liquidation account for the benefit of its savings account holders as of June 30, 1997 and [_______________] ("eligible savers"). In the event of a complete liquidation of the Association, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Association's eligible saver's inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the Association's stockholders.

     SECTION 12.  Perpetual Existence.  The Association shall have a perpetual
                  -------------------
existence, subject to liquidation and dissolution as provided by law.

     SECTION 13.  Amendment of Certificate. Except as provided in Section 4, no
                  -------------------------
amendment, addition, alteration, change, or repeal of this Certificate of Incorporation shall be made, unless such is first proposed by the Board of Directors of the Association, approved by the stockholders by a majority of the total votes eligible to be cast and submitted to the Commissioner of Banking of the State of New Jersey for action as specified by law or regulation.

       SECTION 14.  Subscribed Shares.  The total amount of capital stock
                    -----------------
subscribed for as of the date of this Certificate of Incorporation is one thousand (1,000). The undersigned incorporators are of the age of eighteen years or over.

     IN WITNESS WHEREOF, this Certificate has been executed this ___ day of _______, 199__.

                                    Signature:


                                    ---------------------------------------
                                    Arthur E. Armitage, Jr.



                                    ---------------------------------------
                                    Robert J. Colacicco



                                    ---------------------------------------
                                    Richard W. Culbertson, Jr.



                                    ---------------------------------------
                                    Gregory M. DiPaolo



                                    ---------------------------------------
                                    John V. Field



                                    ---------------------------------------
                                    Richard G. Mohrfeld



                                    ---------------------------------------
                                    Martin Rosner



                                    ---------------------------------------
                                    Ronald L. Woods



                                    ---------------------------------------
                                    Joseph M. Sidebotham

STATE OF NEW JERSEY     )
         )  ss:
COUNTY OF GLOUCESTER    )

     BE IT REMEMBERED, that on this _____ of _________________, 199__, before me, the subscriber, ____________________, personally appeared
____________________ who, I am satisfied, is the person named in and who executed the foregoing certificate, and I having made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed, for the purposes and uses therein expressed.



                                    ---------------------------------------
                                                       Notary

                                                                      EXHIBIT II

                                   BYLAWS OF
                   SOUTH JERSEY SAVINGS AND LOAN ASSOCIATION


                            ARTICLE I.  HOME OFFICE

     The home office of South Jersey Savings and Loan Association
(the"Association") is 4651 Route 42, Turnersville, New Jersey  08012.

                           ARTICLE II.  SHAREHOLDERS

     Section l.  Place of Meetings.  All annual and special meetings of
     -----------------------------
shareholders shall be held at the home office of the Association or at such other place in the State as the board of directors may determine.

     Section 2.  Annual Meeting.  A meeting of the shareholders of the
     --------------------------
Association for the election of directors and for the transaction of any other business of the Association shall be held annually within 120 days after the end of the Association's fiscal year and at such time as the board of directors may determine.

     Section 3.  Special Meetings.  For a period of five years from the date of
     ----------------------------
the completion of the organization of the Association, special meetings of the shareholders relating to a change in control of the Association or to an amendment of the Certificate of Incorporation of the Association may be called only by the board of directors. Thereafter, special meetings of the shareholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than ten percent of all the outstanding capital stock of the Association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Association addressed to the chairman of the board, the president or the secretary.

     Section 4.  Conduct of Meetings.  Annual and special meetings shall be
     -------------------------------
conducted in accordance with the rules and procedures adopted by the board of directors unless otherwise prescribed by these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5.  Notice of Meetings.  Written notice stating the place, day and
     ------------------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, to the address as it appears on the stock transfer books or records of the Association as of the record date prescribed in Section 6 of this Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6.  Fixing of Record Date.  For the purpose of determining
     ---------------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purposes of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7.  Voting Lists.  At least 10 days before each meeting of the
     ------------------------
shareholders, the officer or agent having charge of the stock transfer books for shares of the Association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Association and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 10 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 8.  Quorum.  A majority of the outstanding shares of the
     ------------------
Association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     Section 9.  Proxies.  At all meetings of shareholders, a shareholder may
     -------------------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10.  Voting of Shares in the Name of Two or More Persons.  When
     ----------------------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the Association to the contrary, at any meeting of the shareholders of the Association any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11.  Voting of Shares by Certain Holders.  Shares standing in the
     ------------------------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee, shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Association, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12.  Cumulative Voting.  Shareholders shall not be entitled to
     ------------------------------
cumulate their votes for election of directors.

     Section 13.  Inspectors of Election.  In advance of any meeting of
     -----------------------------------
shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

     The duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14.  Nominating Committee.  The board of directors shall act as a
     ---------------------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 15 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in the principal place of business of the Association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Association at least 60 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in the principal place of business of the Association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15.  New Business.  Any new business to be taken up at the annual
     -------------------------
meeting shall be stated in writing and filed with the secretary of the Association at least 15 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 60 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place at least 60 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 16.  Action by Consent of Shareholders.  Any action required to be
     ----------------------------------------------
taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders must be effected at an annual or special meeting of shareholders of the Association and may not be affected by any consent in writing by such shareholders.

                        ARTICLE III.  BOARD OF DIRECTORS

     Section l.  General Powers.  The business and affairs of the Association
     --------------------------
shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2.  Number and Term.  The board of directors shall consist of eight
     ---------------------------
(8) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3.  Regular Meetings.  A regular meeting of the board of directors
     ----------------------------
shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution.

     Section 4.  Qualification.  Each director shall at all times be the
     -------------------------
beneficial owner of not less than 100 shares of capital stock of the Association unless the Association is a wholly owned subsidiary of a holding company.

     Section 5.  Special Meetings.  Special meetings of the board of directors
     ----------------------------
may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

     Section 6.  Notice.  Written notice of any special meeting shall be given
     ------------------
to each director at least 24 hours prior thereto when delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7.  Quorum.  A majority of the number of directors fixed by Section
     ------------------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8.  Manner of Acting.  The act of the majority of the directors
     ----------------------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable regulation or by these bylaws.

     Section 9.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10.  Resignation.  Any director may resign at any time by sending a
     ------------------------
written notice of such resignation to the home office of the Association addressed to the chairman of the board or president. Unless otherwise specified such resignation shall take effect upon receipt by the chairman of the board or president. The Board may, in its discretion by a majority vote, remove any director who has absented without authority of the board from three consecutive meetings of the board.

     Section 11.  Vacancies.  Any vacancy occurring in the board of directors
     ----------------------
may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12.  Compensation.  Directors, as such, may receive a stated
     -------------------------
compensation for their services. By resolution of the board of directors, a reasonable fixed sum or such other compensation, including reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

     Section 13.  Presumption of Assent.  A director of the Association who is
     ----------------------------------
present at a meeting of the board of directors at which action on any Association matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14.  Removal of Directors.  Any director may be removed for cause
     ---------------------------------
by a two-thirds vote of the board. In addition to the foregoing, any director, or the entire board of directors, may be removed from office at any time, but only for cause and upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then outstanding shares of capital stock of the Association entitled to vote generally in the election of Directors.

                  ARTICLE IV.  EXECUTIVE AND OTHER COMMITTEES

     Section l.  Appointment.  The board of directors, by resolution adopted by
     -----------------------
a majority of the full board, may designate the chairman of the board and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     Section 2.  Authority.  The executive committee, when the board of
     ---------------------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Certificate of Incorporation or bylaws of the Association, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business; a voluntary dissolution of the Association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3.  Tenure.  Subject to the provisions of Section 8 of this Article
     ------------------
IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4.  Meetings.  Regular meetings of the executive committee may be
     --------------------
held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than 24 hours notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5.  Quorum.  A majority of the members of the executive committee
     ------------------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7.  Vacancies.  Any vacancy in the executive committee may be
     ---------------------
filled by a resolution adopted by a majority of the full board of directors.

     Section 8.  Resignations and Removal.  Any member of the executive
     ------------------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9.  Procedure.  The executive committee shall elect a presiding
     ---------------------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10.  Other Committees.  The board of directors may by resolution
     -----------------------------
establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Association and may prescribe the duties, constitution and procedures thereof.

                              ARTICLE V.  OFFICERS

     Section l.  Positions.  The officers of the Association shall be a
     ---------------------
president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Association. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Association may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2.  Election and Term of Office.  The officers of the Association
     ---------------------------------------
shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Association to enter into an employment contract with any officer in accordance with regulations; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this
Article V.

     Section 3.  Removal.  Any officer may be removed by the board of directors
     -------------------
whenever in its judgment the best interests of the Association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4.  Vacancies.  A vacancy in any office because of death,
     ---------------------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5.  Remuneration.  The remuneration of the officers shall be fixed
     ------------------------
from time to time by the board of directors.

     Section 6.  Prohibited Affiliation.  No person may be an Officer or
     ----------------------------------
Director of the Association if such person is related to any two Directors, Officers, or Employees, or any combination thereof, of the Association in the following degrees: such person's spouse, father, mother, children, brothers, sisters and grandchildren; the father, mother, brothers, sisters of the such person's spouse; and the spouse of a child, brother or sister, whether by full, half blood or adoption.

     Section 7.  Limitation of Director or Officer Liability.  No Director or
     -------------------------------------------------------
Officer of the Association shall be personally liable to the Association or its members for damages for breach of any duty owed to the Association or its members except as set forth in N.J.S.A. 17:12B-38.1.

               ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section l.  Contracts.  Except as otherwise prescribed by these bylaws with
     ---------------------
respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Association. Such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the
     -----------------
Association and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
     --------------------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Association shall be signed by one or more officers, employees or agents of the Association in such manner as shall from time to time be determined by the board of directors.

     Section 4.  Deposits.  All funds of the Association not otherwise employed
     --------------------
shall be deposited from time to time to the credit of the Association in any duly authorized depositories as the board of directors may select.

                     ARTICLE VII.  CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

     Section l.  Certificates for Shares.  Certificates representing shares of
     -----------------------------------
capital stock of the Association shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer or by any other officer of the Association authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Association.

     All certificates surrendered to the Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Association as the board of directors may prescribe.

     Section 2.  Transfer of Shares.  Transfer of shares of capital stock of the
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Association shall be made only on its stock transfer books.  Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Association shall be deemed by the Association to be the owner for all purposes.

                    ARTICLE VIII.  FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Association shall end on December 31 of each year. The Association shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX.  DIVIDENDS

     Subject to the terms of the Association's Certificate of Incorporation, the board of directors may, from time to time, declare, and the Association may pay, dividends on its outstanding shares of capital stock.

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

                           ARTICLE X.  CORPORATE SEAL

     The board of directors shall provide an Association seal, which shall be two concentric circles between which shall be the name of the Association. The year of incorporation or an emblem may appear in the center.

                            ARTICLE XI.  AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the New Jersey Department of Banking and at any time by a majority vote of the full board of directors, or by a majority vote of the votes cast by the shareholders of the Association at any legal meeting.

                         ARTICLE XII.  NEW JERSEY LAW

     Any provision required by New Jersey law to be included in these bylaws shall be deemed to be included herein and to the extent any other provision of these bylaws is inconsistent with any such required provisions, the required provisions shall govern.

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